UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2009, the Board of Directors of CIBER, Inc. (the “Company”) approved amendments to Article II, Sections 2 and 5, of the Company’s Amended and Restated Bylaws.  The purpose of the amendments is to revise and clarify the advance notice provisions of the Amended and Restated Bylaws, including, without limitation, that such provisions are the exclusive means by which a stockholder can make director nominations or submit business before an annual or special meeting of the stockholders (excluding those matters properly brought before a meeting via the procedures outlined in Rule 14a-8 of the federal proxy rules).  In addition to amending technical aspects of other customary terms and provisions in the Amended and Restated Bylaws, the amendments also updated the informational requirements of a stockholder’s notice for director nominations or other business to include, without limitation, such information as a description of the stockholder’s, and beneficial owner’s, if any, agreement, arrangement, or understanding (including, without limitation, any short positions, hedging transactions, or borrowed or loaned shares) the effect or intent of which is to mitigate loss to or manage risk of stock price changes, or to increase the voting power of, such stockholder or beneficial owner.

The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws does not purport to be and is qualified in its entirety by reference to the Amendment to the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1         Amendment to Amended and Restated Bylaws of CIBER, Inc. as adopted on February 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: February 27, 2009	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President and Treasurer